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                                                                   Exhibit 10.06


                        DIRECTORS' STOCK OPTION AGREEMENT


              Cardinal Health, Inc., an Ohio corporation (the "Company"), has granted to [[Board_Member]] (the "Grantee"), an option (the "Option") to purchase 1,440 Common Shares, without par value (the "Shares"), of the Company for a total purchase price (the "Option Price") of $_______________ (i.e., the equivalent of $__.__ for each full Share). The Option has been granted pursuant to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan (the "Plan") and shall include and be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the following provisions of this agreement. Capitalized terms used herein which are not specifically defined herein shall have the meanings ascribed to such terms in the Plan.

              Section 1. Method of Exercise. At any time when the Option is exercisable under the Plan, the Option shall be exercisable from time to time by written notice to the Company (the date such notice is received by the Company, the "Exercise Date") which shall:

                  (a) state that the Option is thereby being exercised, the number of Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Shares should be registered and his or her address and social security number;

                  (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Grantee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

                  (c) contain such representations, warranties and agreements with respect to the investment intent of such person or persons in form and substance satisfactory to counsel for the Company.

              Section 2. Payment of Exercise Price. The full exercise price for the Option shall be paid to the Company: (i) in cash, (ii) by delivery of Shares with a fair market value equal to the total exercise price at the time of exercise, (iii) by attestation of ownership of such already-owned Shares, (iv) by delivery of cash on the extension of credit by a broker-dealer to whom the Grantee (or other person authorized to exercise the Option) has submitted a notice of exercise or an irrevocable election to effect such extension of credit, or (v) by a combination of the preceding methods. Any Shares delivered or attested to in payment of an exercise price shall be valued as of the Exercise Date.

              Section 3. Transferability. The Option shall be transferable (I) at the Grantee's death, by the Grantee by will or pursuant to the laws of descent and distribution, and (II) by the Grantee during the Grantee's lifetime, without payment of consideration, to (a) the spouse, former spouse, parents, stepparents, grandparents, parents-in-law, siblings, siblings-in-law, children,


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stepchildren, children-in-law, grandchildren, nieces, or nephews of the Grantee, or any other persons sharing the Grantee's household (other than tenants or employees) ("Family Members"), (b) a trust or trusts for the primary benefit of the Grantee or such Family Members, (c) a foundation in which the Grantee or such Family Members control the management of assets, or (d) a partnership in which the Grantee or such Family Members are the majority or controlling partners, provided that subsequent transfers of the transferred Option shall be prohibited except (X) if the transferee is an individual, at the transferee's death by the transferee by will or pursuant to the laws of descent and distribution and (Y) without payment of consideration to the individuals or entities listed in subitems II(a), (b), or (c), above, with respect to the original Grantee. The Committee may, in its discretion, permit transfers to other persons and entities as permitted by the Plan. Neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than fifty percent of the voting interests are owned by the Grantee or Family Members in exchange for an interest in that entity shall be considered to be a transfer for consideration. Upon transfer, the Grantee shall notify the Stock Option Administrator of the Company in writing of the transfer. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except as otherwise provided in the Plan or this agreement, references to the original Grantee shall be deemed to refer to the transferee. The events of Grantee's termination from the Board of Directors of the Company (the "Board") provided in Section 4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 4. The conduct prohibited of Grantee in Section 6 hereof shall continue to be prohibited of Grantee following transfer to the same extent as immediately prior to transfer and the Option (or its economic value, as applicable) shall be subject to forfeiture by the transferee and recoupment from the Grantee to the same extent as would have been the case of the Grantee had the Option not been transferred. The Company shall have no obligation to notify any transferee of the Option of the Grantee's termination as a member of the Board for any reason. The Grantee shall remain subject to the recoupment provisions of Section 6 of this agreement and tax withholding provisions of Section 13(d) of the Plan following transfer of the Option.

              Section 4. Termination of Relationship. If a Grantee ceases to be a member of the Board for any reason, then all Options or any unexercised portion of such Options which otherwise are exercisable by such Grantee (or any transferee) shall remain exercisable until expiration of the original term of such Option.

              Section 5. Termination for Cause. Notwithstanding any provision to the contrary in the Plan or in this agreement, upon the discharge of the Grantee as a director of the Company for Cause, (as defined in the Plan), all unexercised Options awarded to such Grantee (whether then held by Grantee or any transferee) shall immediately lapse and be of no further force or effect.

              Section 6. Special Forfeiture/Repayment Rules. If Grantee engages in certain "Triggering Conduct" (defined below), then: (a) the Option (or any part thereof that has not been exercised) shall immediately terminate, be forfeited, and shall cease to be exercisable; and (b) the Grantee shall, within 30 days following written notice from the Company, pay to the Company an amount equal to the gross option gain realized or obtained by the Grantee or any transferee resulting from the exercise of such Option, measured at the date of exercise (i.e.,



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the difference between the market value of the Option Shares on the exercise date and the exercise price paid for such Option Shares), with respect to any portion of the Option that has already been exercised at any time within three years prior to the Triggering Conduct (the "Look-Back Period"). If the only Triggering Conduct is Competitor Triggering Conduct (as defined below), then the Look-Back Period shall be shortened to exclude any period more than one year prior to Grantee's termination of service as a Director of the Company.

              As used herein, "Triggering Conduct" shall include activity in competition with or inimical, contrary, or harmful to the interests of the Company, including, but not limited to the following: disclosing or misusing any confidential information or material concerning the Company; violation of Company policies, including conduct which would constitute a breach of the then-most recent version of the Certificate of Compliance with Company Policies signed by the Grantee; accepting employment with or serving as a consultant, advisor, or any other capacity to an entity that is in competition (a "Competitor") with the business conducted by the Company or any of its subsidiaries (collectively, the "Cardinal Group") either during or within one year following Grantee's termination of service as a Director of the Company ("Competitor Triggering Conduct"); directly or indirectly employing, contacting concerning employment, or participating in any way in the recruitment for employment (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the previous twelve months an employee, representative, officer, or director of the Cardinal Group; and breaching any provision of any benefit or severance agreement with a member of the Cardinal Group. The Committee shall resolve in good faith any disputes concerning whether particular conduct constitutes Triggering Conduct, and any such determination by the Committee shall be conclusive and binding on all interested persons. The Grantee may be released from Grantee's obligations under this Section 6 only if the Committee (or its duly appointed agent) determines, in its sole discretion, that such action is in the best interests of the Company.

              Nothing in this Section 6 constitutes a so-called "noncompete" covenant. However, this Section 6 does prohibit certain conduct while Grantee is associated with the Company and thereafter and does provide for the forfeiture or repayment of the benefits granted by this agreement under certain circumstances, including but not limited to the Grantee's acceptance of employment with a Competitor. Grantee agrees to provide the Company with at least ten days written notice prior to directly or indirectly accepting employment with or serving as a consultant, advisor, or any other capacity to a Competitor, and further agrees to inform any such new employer, before accepting employment, of the terms of this Section 6 and of the Grantee's continuing obligations contained herein.

              No provision of this agreement shall diminish, negate, or otherwise impact any separate noncompete agreement to which Grantee may be a party. Grantee acknowledges and agrees that the provisions contained in this
Section 6 are being made for the benefit of the Company in consideration of Grantee's receipt of the Option, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Option and execution of this agreement are voluntary actions on the part of Grantee, and that the Company is unwilling to provide the Option to Grantee without including this Section 6.

              Section 7. Right of Set-Off. By accepting this Option, the Grantee consents to a deduction from and set-off against any amounts owed to the Grantee by any member of the



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Cardinal Group from time to time (including but not limited to amounts owed to the Grantee as Director fees, severance payments, or other fringe benefits) to the extent of the amounts owed to the Cardinal Group by the Grantee under this agreement.

              Section 8. Restrictions on Exercise. The Option is subject to all restrictions in this agreement or in the Plan. As a condition of any exercise of the Option, the Company may require the Grantee or his transferee or successor to make such representation and warranties and to enter into such agreements as are necessary to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by counsel for the Company.

              Section 9. Governing Law/Venue. This agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws. In addition, all legal actions or proceedings relating to this agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this agreement hereby consent to the personal jurisdiction of such courts. Any provision of this agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this agreement.

              Section 10. Prompt Acceptance of Agreement. The Option grant evidenced by this agreement shall, at the discretion of the Committee, be forfeited if this agreement is not executed by the Grantee and returned to the Company within forty-five days of the Grant Date set forth below.


                                           CARDINAL HEALTH, INC.




DATE OF GRANT:____________________         By: _________________________________







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                             ACCEPTANCE OF AGREEMENT

              The Grantee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is attached to this Agreement, and represents that he/she is familiar with all provisions of the Plan; and (b) accepts this Agreement and the Option granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement. The Grantee further acknowledges receiving a copy of the Company's most recent Annual Report to Shareholders and communications routinely distributed to the Company's shareholders and a copy of the Plan Description dated August 11, 1999, pertaining to the Plan.




                                           _____________________________________
                                           Grantee



                                           _____________________________________
                                           Social Security Number








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